UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Energy XXI Gulf Coast, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between Energy XXI Gulf Coast, Inc. (“EGC”) and a Cox Oil affiliate (“Cox”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These statements, including those relating to the intent, beliefs, plans, or expectations of EGC are based upon current expectations and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed. It is not possible to predict or identify all such factors and the following list of factors should not be considered a complete statement of all potential risks and uncertainties, including, but not limited to: (i) the risk that the transaction may not be completed in the third quarter of 2018 or at all, which may adversely affect EGC’s business and the price of EGC’s stock; (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the EGC’s stockholders and the receipt of regulatory approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the transaction on EGC’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts EGC’s current plans and operations; (vi) the possibility that competing offers or acquisition proposals for EGC will be made; (vii) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; and (viii) other risks and uncertainties. These risks and uncertainties could cause actual results, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see the risk factors discussed in EGC’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). While EGC makes these statements and projections in good faith, EGC assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Important Additional Information Regarding the Transaction will be Filed with the SEC:

The proposed transaction between EGC and Cox will be submitted to the stockholders of EGC for their consideration. EGC will file a proxy statement with the SEC. EGC also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF EGC ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about EGC once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the EGC will be available free of charge on EGC’s website at www.energyxxi.com under the tab “Investors” or by contacting EGC’s investor relations administrator at ir@energyxxi.com.

Participants in Solicitation

EGC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EGC in connection with the proposed transaction. Information about the directors and executive officers of EGC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 21, 2018, its Definitive Proxy Statement, which was filed with the SEC on April 12, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

On June 18, 2018, the following communication was sent to the employees of EGC.

June 18, 2018

Dear Employees,

This morning we announced that EGC has entered into a definitive agreement to be acquired by an affiliate of Cox Oil. For those of you who are not familiar with Cox, they are an established, privately-owned independent oil and gas company, with a strong financial position and substantial assets in the Gulf of Mexico. This transaction has been unanimously approved by our Board of Directors as the best course of action for the company. I want to take a moment to describe what this news means for all of us at EGC.

As you know, we have been limited in our ability to develop our assets because of operational and financial constraints. Even after our bankruptcy, EGC emerged with a significant P&A liability that has hindered our cash flow and liquidity. We have explored opportunities for consolidation in the Gulf of Mexico for some time, and with Cox we believe we have found a partner that is well positioned to invest in the assets to achieve their full potential. While I am proud of what we have accomplished to date, I believe this transaction is in the best interests of EGC.

Cox has deep experience developing and producing assets in the Gulf of Mexico, Louisiana and Texas. Importantly, Cox also has a strong financial position, with greater financial flexibility to invest in the development of these assets. We are also confident that Cox shares our firm commitment to safe and responsible operations. Therefore, we believe this transaction makes sense not only for stockholders, but also for our employees.

Given this decision, we will no longer be pursuing the Orinoco Natural Resources (ONR) proposed transaction that we announced on May 10, 2018. While the proposed ONR transaction would have addressed some of the issues stemming from our P&A liability, it would have also involved multiple parties and required a subsequent capital raise to achieve the level of funds necessary to implement a proactive drilling program.

The proposed transaction is subject to approval by EGC’s stockholders, as well as regulators. It will likely take several months to secure the necessary approvals and complete the transaction. In the meantime, we will continue to operate our business as a separate entity. Please continue to work in a safe, efficient, and diligent manner – with the knowledge that both EGC’s and Cox’s leadership recognize your work is essential to our success.

I realize that you likely have questions related to this announcement, and we are committed to communicating developments related to this proposed transaction as they develop. We will also be holding a town hall meeting tomorrow to discuss this further.

On a personal note, let me take a moment to thank you for your hard work. I am proud of your tireless dedication to our business. Even when circumstances are challenging, your commitment has never wavered. For this, I am immensely grateful.

Sincerely,

/s/ Douglas E. Brooks

Douglas E. Brooks
Chief Executive Officer and President

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Important Additional Information Regarding the Transaction will be Filed with the SEC:

The proposed transaction between EGC and Cox will be submitted to the stockholders of EGC for their consideration. EGC will file a proxy statement with the Securities and Exchange Commission (the “SEC”). EGC also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF EGC ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about EGC once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the EGC will be available free of charge on EGC’s website at www.energyxxi.com under the tab “Investors” or by contacting EGC’s investor relations administrator at ir@energyxxi.com.

Participants in Solicitation

EGC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EGC in connection with the proposed transaction. Information about the directors and executive officers of EGC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 21, 2018, its Definitive Proxy Statement, which was filed with the SEC on April 12, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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